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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               -----------------

                                   FORM 8-K

                               -----------------

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               -----------------

       Date of Report (Date of earliest event reported): September 19, 2003

                             AsiaInfo Holdings, Inc.
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            (Exact name of registrant as specified in its charter)

          Delaware                 001-15713                  752506390
-------------------------  -------------------------  -------------------------
         (State or              (Commission File           (I.R.S. Employer
   other jurisdiction of            Number)               Identification No.)
      incorporation)

      4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street
                     Haidian District, Beijing 100086, China
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code +8610 6250 1658


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          (Former name or former address, if changed since last report)
===========================================================================

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Item 9.  Regulation FD Disclosure

Investor Newsletter

On September 19, 2003, AsiaInfo Holdings, Inc. (the "Corporation") issued a newsletter to its investors. The Corporation's investor newsletter is attached as Exhibit 99(a).

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: September 19, 2003                By:   /s/ Ying Han
                                             -------------------------------
                                             Name:  Ying Han
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit                     Investor Newsletter

No. 99(a)

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                                                                   Exhibit 99(a)

                                   AsiaInfo Investor Newsletter - September 2003

[COMPANY LOGO]

                                                     Investor Relations Contact:

                                                                    Lesley Zhang
                                                  Tel: (8610) 6250 1658 ext 6036
                                                   Email: zhangyan2@asiainfo.com


                          ASIAINFO NEWSLETTER:ISSUE ONE

Contents

1. Letter from the CEO

2. Organizational Change
   -Comments from the heads of our four major customer accounts

3. Company News
   -AsiaInfo's "Convoy Plan" - a customer gathering for China Mobile BOSS users -Company Awards

4. Market & Industry Highlights
   -MII statistics

5. Disclosure Notice

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                                   AsiaInfo Investor Newsletter - September 2003

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Letter from the CEO

Since joining AsiaInfo in April of this year, I have had the pleasure of speaking with many of you - some in person and some over the phone. Through these conversations, as well as through your communications with other members of management and our IR team, we have heard a number of requests for more information about AsiaInfo and industry conditions in general. This newsletter is the first of what we plan to be ongoing communications with you to provide this type of information. We hope it will help you better understand our business as well as the market environment in which we operate.

One of AsiaInfo's core strengths has always been our ability to respond quickly to customer needs. Facing increasingly intensified competition and the fast growth of the China's telecom and IT industry, we have continuously improved our customer service capabilities and strengthened our partnerships with our customers.

Recently we took a step to become even more customer-centric by restructuring our company business units to revolve around specific customers. With one point of sales contact per major customer, we have streamlined our relationships, and our interaction with them. By integrating our service interface we are strengthening our "total solution" abilities. And we expect that by working even more closely with our customers, we will have greater opportunities to expand our customer base, to better understand their end users' needs, and to pro-actively develop better solutions for them. In this issue you will find comments from the head of each of our new business units.

This past month, we also hosted our first major customer gathering with the China Mobile clients for our Operation Support Systems (OSS) and CRM solutions. You will find more details about this event in this issue. Going forward, we will continue hosting more customer gatherings of this kind, with a focus on other customers and/or our other products.

This newsletter also comes at an auspicious time as next month we will be celebrating our 10th year anniversary. Over the past decade we have had a number of significant achievements, successes, and have formed solid customer relationships and partnerships. We have also seen our share of difficult times, having witnessed both the Internet crash and the ups and downs of China's telecom industry. We are proud of our ability to survive the industry changes and transform our company and services in a changing market. To celebrate our 10th anniversary and to kick off the next 10 years of our growth, we will be holding a commemorative event in Beijing next month. We will be in touch shortly with details, but as always feel free to contact us for more information.

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                                   AsiaInfo Investor Newsletter - September 2003

[COMPANY LOGO]

Facing an increasingly challenging environment, AsiaInfo has always been aggressive about improving ourselves, developing our business and growing our shareholder value. With your continued support, we are equally confident of our future success and growth.

                                                                     [SIGNATURE]

                                                                 Xingsheng Zhang
                                                   President and Chief Executive
                                                                         Officer
                                                         AsiaInfo Holdings, Inc.

Organizational Change

-Comments from the heads of our four major customer accounts

Effective July 1, 2003, AsiaInfo implemented a company restructuring with business units and sales teams organized around our four major customers - China Mobile, China Telecom, China Unicom and China Netcom. The restructuring is aimed at forming a more integrated interface to serve every need of our customers, from application solutions to OSS solutions, and to better adopt our "total solution" abilities. The following are some comments from each of the heads for these four accounts:

China Mobile - Steve Zhang (Chief Technology Officer)

"AsiaInfo has worked closely with China Mobile along every step of this carrier's development, from the establishment of its IP network - CMNet - to the improvement of its various value-added services, (such as Short Messaging Services (SMS)), to the construction of its BOSS and Customer Relationship Management (CRM) systems that are currently the carrier's investment focus. Today China Mobile has become the largest telecommunications carrier in the world by registered users, and AsiaInfo is one of its most trusted partners. We are committed to assisting China Mobile in enhancing its management efficiency and promoting its core competencies, and their strategic goals match the objectives of our own company's development and focus, as with our other strategic accounts."

                                       ***

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                                   AsiaInfo Investor Newsletter - September 2003

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China Telecom - Lihua Yan (Vice President, General Manager of CT Account)

"We believe the growth of AsiaInfo is inseparable from the growth of our business relationship with China Telecom. In 1995, revenue from our sales with the `old' China Telecom* made up 80% of our total revenue.

[Chart - Customer Centric Organization]

AsiaInfo's completion of "ChinaNet" for China Telecom was actually the first China Internet backbone project completed by our company and the largest backbone to date in China. With the company's reorganization and market changes, China Telecom has changed dramatically, and while AsiaInfo has maintained good relationships, there is more to be done for this important strategic account.

Now that China Telecom has successfully completed its internal restructuring and is aiming for future growth, AsiaInfo will work hard to strengthen our mutually beneficial relationship and to grow with this client."

(Note: This business unit will also handle the company's relationship with China Railcom and China Satcom as well as other service providers.)

                                       ***

China Netcom Account -- Yan Lu (Acting General Manager of CNC Account)

"As a new generation carrier, China Netcom has demonstrated its strengths based on its broadband network and an innovative development path. Having successfully merged the telecommunications assets of the `old' China Telecom in China's 10 northern provinces with China Netcom Co. Ltd. and Jitong Communication*, today's China Netcom has become stronger, and more mature, with a broader business scope. We believe its fast development and great potential for future growth requires close cooperation from companies like AsiaInfo, and we have had a strong relationship with the carrier since 1999. We are fully dedicated to working side-by-side with our client to meet all their future challenges and opportunities."

                                       ***

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                                   AsiaInfo Investor Newsletter - September 2003

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China Unicom Account - Jian Qi (Vice President, Acting General Manager of CU
Account)

"AsiaInfo's long-term cooperation with China Unicom started when we built the carrier's Internet backbone network in 1999. Since then, AsiaInfo has been actively involved in the carrier's strategic development, from building and upgrading its data networks, to offering our convergent billing and value-added service solutions to its fixed, wireless and data services, to providing solutions to the carrier's fast-growing video conferencing business. Today China Unicom is the only full service carrier in China, with businesses in fixed-line, wireless, IP data and paging services. The carrier is working to maximize its market value and further strengthen its market position by fully leveraging this full-service capability. We believe this presents opportunities for AsiaInfo. As a total solutions provider, we are able to contribute our technology and R&D advantages to providing first-class services to China Unicom and therefore believe we can ensure our growth side-by-side with them."

                                       ***

 * Prior to a major industry restructuring in 1999, the telecommunications market in China was dominated by one company, known as China Telecom. In 1999, the old China Telecom was divided into 4 companies; China Telecom, China Mobile, China Satellite and Guoxin Paging. In 2002 China Telecom was further split into two independent companies, China Netcom Group Corporation and the "new" China Telecom. For more information, please refer to investor FAQs on the company's web site, or AsiaInfo's 2002 annual report also at www.asiainfo.com.

Company News

- AsiaInfo's "Convoy Plan," a customer gathering for China Mobile BOSS users

On August 12/th/ this year, AsiaInfo hosted its first customer conference for its BOSS and CRM clients from China Mobile. Customers from China Mobile headquarters and 26 of its provincial subsidiaries attended the event, together with representatives from six other major suppliers for China's telecom industry, including Oracle, Sun Microsystems, IBM, Hewlett & Packard, Siebel and Veritas.

The event signals the kick-off of AsiaInfo's "Convoy Plan," a program whereby AsiaInfo will take a leading role with the industry's top suppliers - from equipment manufacturers to solutions providers to consultancy providers - to provide a fully integrated and in-depth operations and business support to China's telecommunications service carriers, thus reinforcing and developing the long-term strategic partnership with these carriers.

The meeting provided a platform for China Mobile subsidiaries to share their experiences in implementing and using the BOSS and CRM networks. Based on the lessons drawn from such experiences, the carriers also had extensive discussions with AsiaInfo and other suppliers on future development trends and next generation BOSS networks.

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                                   AsiaInfo Investor Newsletter - September 2003

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"This is just the beginning of a series of similar gatherings for AsiaInfo and our key customers on a number of topics," said President and CEO Xingsheng Zhang. "AsiaInfo is fully committed to the future development of China's telecom and IT industry. By working side-by-side with our partners - the other major industry suppliers - we plan to form a fully integrated and superior functional supply chain for our customers, to assist them, or `convoy' them, during their continuous efforts to provide the best possible services to their end users and achieve high levels of efficiency."

- Company awards

On August 8, 2003, AsiaInfo was awarded a prize for "Satisfactory Specialized Services for the Telecom Industry" at the China's IT Services Annual Conference
(2003), co-hosted by the China Computer Industry Development Institute (CCID) and the China Federation of Informationization Promotion (CFIP).

In June, 2003, AsiaInfo was named as one of "China's Ten Excellent System Integrators" and also given an award for "Excellent IT Service Provider for China Telecom Industry" by China Computer World Media Group.

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                                   AsiaInfo Investor Newsletter - September 2003

   [COMPANY LOGO]

   Market & Industry Highlights
   -MII Statistics

   MII 2003 First Half Telecom Industry Interim Report

   The Ministry of Information Industry (MII) of China recently released its telecom industry statistics report for the first half of 2003. Key statistics included:

   Telecom industry revenue

   Industry revenue was up by 11.5% year-over-year, totaling RMB 246.4 billion. The highest monthly revenue occurred in April with RMB 43.15 billion, while the lowest revenue occurred in May with RMB 38.9 billion, due primarily to the impact of SARS and changes in MII statistical methodology.

   46.2% of total revenue came from wireless services, compared to 48.8% in 2002. 33.1% was from fixed-line local calls, slightly up from 31.9% in 2002. Around 15% was from long-distance calls, with the rest made up from data services, paging and satellite communications.

   Net additions of telecom users

   Net additions of fixed-line users for the first half of 2003 were 23.39 million, averaging 3.90 million per month, compared to the monthly average of
   2.96 million in 2001 and 2.82 million in 2002. MII claimed that the continuous rapid growth was due partly to the increase in PAS ("Xiaoling Tong") users.

   Net additions of wireless users, however, stabilized during the past 6 months, with total additions reaching 28.47 million, or a monthly average of
   4.74 million, lower than the monthly average of 5.06 million in 2001 and 5.07 million in 2002.

   Capital expenditure

   Total telecom capital expenditure for the period was RMB 78.51 billion, or a year-over-year increase of 54.9%. The peak of telecom capex during the period occurred in June, totaling RMB 21.4 billion for the single month, almost equaling the size of total capex for the first quarter of the year.

   Overall usage

   Total fixed-line local connections was down by 0.1% year-over-year, while that of wireless services was up by 40%, suggesting that the growth of wireless local services is cannibalizing the fixed-line calls market.

   Wireless long-distance calls accounted for 28.5% of the total long-distance market, slightly up from 27.4% a year ago. IP-based long distance services increased from 38% of the total market in 2002 to 41.4% in the first half of 2003. The percentage from fixed -line long distance services continued to shrink from 34.6% in 2002 to 30.10% for the past 6 months. In 2001, this number was as high as 55%.

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                                   AsiaInfo Investor Newsletter - September 2003

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   MII July 2003 Statistics

   The MII also recently released its telecom industry statistics for July 2003. Total industry revenue was RMB 42.22 billion for the month, and RMB 262.19 billion for the first 7 months of the year, showing a year-over-year growth of 15.2%. Total capex was RMB 14.53 billion for the month, and RMB 93.04 billion for the first 7 months of the year, showing a year-over-year growth of 44.6%. Total fixed-line additions were 3.14 million, and total wireless additions were 4.99 million. (Source: MII official website: www.mii.gov.cn)

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                                   AsiaInfo Investor Newsletter - September 2003

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Disclosure Notice

The information contained in this documents is as of September 20, 2003. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document and attachments contain forward-looking information about AsiaInfo's operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; business and litigation risks with respect to technology rights held by third parties; currency exchange risks; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and in our periodic reports on Forms 10-Q and 8-K (if any).

                                       ###